Exhibit 99.4


    (Text of graph posted to Ashland Inc.'s website concerning Ashland
         Specialty Chemical Company's average sales per ship day)


         ASCC Average Net Sales $ per Ship Day ($, millions)

                     2000        2001        2002         2003

 January            4.939       4.595       4.368        4.625
 February           5.091       4.919       5.188        5.535
 March              5.079       4.755       5.005        5.406
 April              5.567       4.997        5.18            0
 May                4.983         4.7       5.212            0
 June               5.071       5.474       5.579            0
 July               5.092       5.084       5.045            0
 August             4.876       4.643       5.249            0
 September           5.29       5.325       5.593            0
 October            4.937       4.895       5.163            0
 November           5.209        5.25       5.734            0
 December            5.15       4.954       5.265            0



                ASCC Durable Manufacturing Index (%)

                     2000        2001         2002        2003

January               100       101.6         93.6        96.1
February            100.9       100.5         93.8        95.4
March               101.9       100.5         93.8        94.9
April                 103        99.3         94.5
May                 104.2        98.2         95.2
June                104.7        96.9         95.8
July                104.9        96.8         96.2
August              104.3        95.7         96.7
September           105.1        94.4           96
October             104.6        93.3         95.5
November            103.9        93.2         96.2
December            102.9        92.9         94.5